UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 31, 2002

GENERAL MAGIC, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-25374	77-0250147

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

420 NORTH MARY AVENUE SUNNYVALE, CALIFORNIA 94085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 774-4000

Not applicable

(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

     On January 31, 2002, General Magic, Inc., the Registrant, issued a press release announcing its fourth quarter and year ended December 31, 2001 financial results and additional information regarding the Company’s operations. A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

     The Registrant also announced that it has entered into a Memorandum of Understanding with InterVoice-Brite, Inc. to enter into a strategic partnership agreement for the purpose of collaborating in delivering solutions to customers in the market for next-generation Interactive Voice Response (IVR) systems. A copy of the press release is filed as Exhibit 99.2 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. Not applicable.

     (b)  PRO FORMA FINANCIAL INFORMATION. Not applicable.

     (c)  EXHIBITS.

Exhibit No.	Description

99.1	Press release of the Registrant, dated January 31, 2002, announcing operating results for the fourth quarter and year ended December 31, 2001.

99.2	Press release of the Registrant, dated January 31, 2002, announcing that the Registrant has entered into a Memorandum of Understanding with InterVoice-Brite, Inc. to collaborate in delivering solutions to customers in the market for next-generation Interactive Voice Response systems.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Magic, Inc.

	By	/s/ Mary E. Doyle

February 4, 2002		Mary E. Doyle General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Registrant, dated January 31, 2002, announcing operating results for the fourth quarter and year ended December 31, 2001.

99.2	Press release of the Registrant, dated January 31, 2002, announcing that the Registrant has entered into a Memorandum of Understanding with InterVoice-Brite, Inc. to collaborate in delivering solutions to customers in the market for next-generation Interactive Voice Response systems.